UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2016
____________________

IMATION CORP.

(Exact name of registrant as specified in its charter)

 ___________________

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128

(Address of principal executive offices, including zip code)

(651) 704-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, in August 2015, the Board of Directors (the “Board”) of Imation Corp. (the “Company” or “we”) formed a Strategic Alternatives Committee to develop strategic value creation initiatives and make recommendations to the Board regarding the Company’s use of excess capital. As part of this strategic evaluation, the Company has eliminated money losing businesses and harvested capital from non-core assets. As previously disclosed, after a thorough review, the Board concluded that establishing an investment adviser as a wholly-owned subsidiary of the Company could be utilized to create significant long-term stockholder value. We have concluded that the transactions described below, which provide us with the ability to develop a differentiated approach to the investment and asset management businesses by utilizing a quantitative equity strategy, will assist us in this goal and in building a sustainable, profitable business.

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On November 22, 2016, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with NXSN Acquisition Corp., a Delaware corporation (“NXSN”) and an affiliate of Spear Point Capital Management LLC (“Spear Point”), providing for, among other things, (i) the contribution by the Company of all of the issued and outstanding common stock of Connected Data, Inc. (“Connected Data”) to Nexsan Corporation (“Nexsan”), and (ii) the subsequent sale by the Company of all of the issued and outstanding common stock of Nexsan to NXSN (the “Stock Sale”). Upon the consummation of Stock Sale (the “SPA Closing”), Nexsan and its subsidiaries, including Connected Data (collectively, the “Subsidiaries”), will be wholly-owned subsidiaries of NXSN.

The Stock Purchase agreement also contemplates the issuance and sale by NXSN of up to $10 million of its Series A Preferred Stock (“Preferred Stock”) to certain investors identified by NXSN, and for an individual designated by NXSN to be appointed to our Board.

Consideration

The consideration to be paid to the Company in respect of the Stock Sale will consist of (i) a senior secured convertible promissory note issued by NXSN in an initial aggregate principal amount of $25 million, subject to certain adjustments (the “Note”), and (ii) shares of common stock, par value $0.01 per share, of NXSN (“NXSN Common Stock”) representing 50% of the issued and outstanding NXSN Common Stock (the “NXSN Shares”). The form of Note is attached as an exhibit to the Stock Purchase Agreement.

The Note will represent a senior secured obligation of NXSN, will mature on the third anniversary of the date of issuance, will rank senior in right of payment to all other indebtedness of NXSN, will be guaranteed by all of Nexsan and certain of its Subsidiaries, and will be secured by a first priority lien on all of the assets of NXSN, including the capital stock of Nexsan and certain of its Subsidiaries. The Note will bear interest at a rate of 5 percent per annum from the date of issuance through the second anniversary thereof, and 8 percent per annum thereafter, and will be payable quarterly from the date of issuance through the first anniversary thereof, and monthly thereafter. The principal amount, and in certain circumstances, the interest rate of the Note will be subject to certain adjustments from time-to-time after the SPA Closing, including as a result of (i) the failure of NXSN to sell $10 million of Preferred Stock during the period beginning date of the Stock Purchase Agreement and ending on the 6 month anniversary of the SPA Closing, (ii) certain surpluses or deficiencies in the net working capital of Nexsan and the Subsidiaries as of the SPA Closing, and (iii) the satisfaction of any indemnity obligation of the Company arising under the Stock Purchase Agreement.

The Note will also permit the Company, at any time following the SPA Closing, to convert up to $10 million of the aggregate principal amount thereof into shares of NXSN Common Stock at a conversion price of $1.25 per share, representing a 25% premium. The Note will include anti-dilution provisions, negative covenants and other protective provisions that are customary for instruments of its type.

The NXSN Shares, along with all other NXSN Common Stock, will be entitled (i) to one vote per share of NXSN Common Stock, (ii) to vote, exclusively and as a separate class, on all matters relating to the size and composition of the board of directors, and the election and removal of directors, of NXSN, (iii) to vote as a separate class, on all amendments to the certificate of incorporation and bylaws of NXSN and (iv) to vote as a single class on all other matters submitted to the stockholders of NXSN, excluding matters solely effecting the Preferred Stock. The remaining 50 percent of the issued and outstanding NXSN Common Stock following the SPA Closing will be owned by Spear Point Private Equity LP (“SPPE”).

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The Stock Purchase Agreement provides that, simultaneously with the SPA Closing, the Company will enter into a stockholders agreement with SPPE, and each purchaser of Preferred Stock, providing certain oversight, management and veto rights with respect to NXSN. The Company will have the right to designate, individually, two of the five directors serving on the board NXSN, and to designate jointly, with SPPE, an additional independent director to serve on the board, until the Note is paid in full. The Company will also have a consent right with respect to certain actions proposed to be taken by NXSN, including the issuance of additional amendments to its organizational documents and issuances of additional capital stock.

Representations, Warranties, Covenants and Indemnification

Each of the Company and NXSN have made representations and warranties and have agreed to covenants in the Stock Purchase Agreement that are customary for transactions of this type. Each of the Company and NXSN have agreed to indemnify and hold harmless the other party and its affiliates from and against damages arising out of inaccuracies in or breaches of their respective representations, warranties and covenants in the Stock Purchase Agreement.

Until the earlier of the SPA Closing and the termination of the Stock Purchase Agreement in accordance with its terms, NXSN is required use commercially reasonable best efforts to seek commitments to purchase or to sell up to $10 million of Preferred Stock. If NXSN fails to obtain aggregate commitments to purchase or to sell $10 million of Preferred Stock at the SPA Closing, NXSN will be entitled to sell additional Shares of Preferred Stock up to such amount for a period of 6 months following the SPA Closing. To the extent that NXSN fails to sell $10 million of Preferred Stock prior to the six month anniversary of the SPA Closing, then following the expiration of such 6 month period (i) the aggregate principal amount of the Note will be increased by an amount equal to such shortfall, and (ii) the applicable interest rate on the Note will be increased to 6 percent per annum until the second anniversary of the original issue date, and 9 percent per annum thereafter, and in each case, such increases will be applied retroactively to the original issue date of the Note.

The Preferred Stock will accrue dividends at a rate of 5 percent per annum from the date of issuance through the second anniversary thereof, and 8 percent per annum thereafter, compounded annually. In the event of any dissolution or liquidation of NXSN, or the occurrence of certain deemed liquidation events, each share of Preferred Stock will be entitled (i) first to receive from the assets available for distribution to its stockholders (and prior to any other distribution being made) amount equal to 120% the original issue price per share (subject to certain adjustments), plus accrued and unpaid dividends thereon, and (ii) thereafter the Preferred Stock will participate in all other distributions with the holders of NXSN’s common stock, pro-rata on an as converted basis. Each share of Preferred Stock will be convertible into shares of common stock of NXSN at a rate equal to (y) 120% of the original issue price (subject to certain adjustments), plus accrued and unpaid dividends thereon, divided by (z) the original issue price.

The Preferred Stock will have the right to vote with the NXSN common stock, on an as-converted basis and as a single class, on all matters submitted to the stockholders of the Company, except with respect to the election of directors and similar matters reserved exclusively for the holders of common stock, and will have the right to vote as a single class with respect to certain matters effecting the rights and preferences of the Preferred Stock, including the liquidation or dissolution of the NXSN, the amendment of NXSN’s certificate of incorporation or bylaws, and matters concerning the authorization or issuance of additional shares of capital stock.

The proceeds of the Preferred Stock sales are expected to be used to fund the ongoing operations of the NXSN following the SPA Closing. On the date of the Stock Purchase Agreement, NXSN delivered to the Company documents evidencing its receipt of commitments to purchase $2.5 million of Preferred Stock. For each $2.5 million increment of Commitments delivered by NXSN at the Closing, the Company will issue to NXSN 62,500 warrants (the “Warrants”) entitling NXSN, for a period of 60 days following the Closing, to purchase 62,500 shares of Common Stock at an exercise price equal to the greater of (i) $0.75 per share, and (ii) the 10 trading day average ending on the date immediately preceding the date of the Closing, but in no case greater than $1.20 per share. All shares issued upon exercise of the Warrants will be subject to customary lock-up agreements for a period of 6 months.

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Termination

For a period of 45 days following the date of the Stock Purchase Agreement (the “Go-Shop Period”), the Company and its affiliates and representatives may initiate, solicit, receive, evaluate, and engage in discussions and negotiations with third parties regarding competing acquisition proposals. Following expiration of the Go-Shop Period and until the earlier of the SPA Closing and the termination of the Stock Purchase Agreement in accordance with its terms, the Company will be subject to customary restrictions on its ability to initiate, solicit, receive, evaluate, and engage in discussions and negotiations with third parties regarding competing acquisition proposals. However, the Company and its affiliates and representatives may continue to engage in discussions or negotiations regarding a competing acquisition proposal with third parties engaged by the Company during the Go-Shop Period following the expiration thereof, and engage in discussions or negotiations with third parties from whom the Company has received an unsolicited competing acquisition proposal during the “no-shop” period, if the Company’s board of directors determines in good faith (after consultation with its advisors and counsel) that (i) such competing proposal either constitutes, or could reasonably be expected to lead to, a superior acquisition proposal and (ii) the failure to take such action would be inconsistent with the directors’ fiduciary duties. To the extent that the Company notifies NXSN of its receipt of a superior acquisition proposal, the Stock Purchase Agreement provides NXSN with the right to deliver to the Company a binding proposal that is at least as favorable to the Company and its stockholders as the superior acquisition proposal.

Each of the Company and NXSN has the right to terminate the Stock Purchase Agreement under certain circumstances, including (i) by mutual agreement, (ii) the failure of the other party to cure any material representation, warranty or covenant, (iii) if the SPA Closing has not occurred on or before January 31, 2017, by reason of the failure of any condition precedent, (iv) the Company’s board of directors withdraws or materially and adversely modifies its approval or recommendation of the Stock Purchase Agreement or the Transaction, or recommended any competing acquisition proposal, and (v) the Company violates the restrictions applicable during the “no shop” period.

If the Stock Purchase Agreement is terminated by the Company or NXSN, due to a failure to obtain the approval of the Stock Purchase Agreement and the transactions contemplated thereby by the Company’s stockholders (“SPA Stockholder Approval”), then the Company will owe to NXSN a termination fee equal to (i) $375,000 multiplied by (ii) a fraction, the numerator of which is the aggregate Commitments as of the close of business on the fourteenth day of the Go-Shop Period, and the denominator of which is $10,000,000. If the Stock Purchase Agreement is terminated by NXSN, then upon the closing of the transactions contemplated by the superior acquisition proposal the Company will owe to NXSN a termination fee equal to (y) $750,000 multiplied by (z) a fraction, the numerator of which is the aggregate Commitments as of the close of business on the fourteenth day of the Go-Shop Period, and the denominator of which is $10,000,000.

Closing Conditions

The SPA Closing is subject to certain conditions, including, among others, (i) the SPA Stockholder Approval, (ii) the accuracy of the representations and warranties of the parties, and compliance by the parties with their respective obligations under the Stock Purchase Agreement, (iii) the completion of the contribution of Connected Data to Nexsan, (iv) receipt of consents of certain third parties and governmental authorities and (v) the absence of any law or order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Stock Purchase Agreement.

The Company’s obligation to close the transaction is also contingent upon certain financing conditions being met, including that NXSN must have received commitments to purchase or must have otherwise sold at least $2.5 million of Preferred Stock.

We qualify the foregoing summary of the Stock Purchase Agreement and the Note and the related guaranty and security agreement in their entirety by reference to the actual agreement. A copy of the Stock Purchase Agreement is filed herewith as Exhibit 10.1.

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Subscription Agreement and Capacity and Services Agreement

On November 22, 2016, we entered into a Subscription Agreement (the “Subscription Agreement”) with Clinton Group, Inc. (“Clinton”) pursuant to which we have agreed, subject to the satisfaction of certain conditions including the approval of our stockholders, to issue 12,500,000 shares of our common stock, par value $0.01 per share (“Common Stock”), plus an additional 2,500,000 shares of Common Stock at a subsequent closing date, if any, subject to the conditions described below, to Clinton in exchange for Clinton’s agreement to provide certain investment capacity and services to North Stars Technologies LLC (“North Stars”), our subsidiary and an investment adviser, in accordance with the terms and conditions of the Capacity and Services Agreement described below. We intend to change the North Stars name in connection with the closing of the transactions contemplated by the Subscription Agreement. Clinton is a diversified asset management firm that invests globally across multiple alternative investment strategies, an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”) and a stockholder of the Company. Joseph A. De Perio, the Non-Executive Chairman of our Board, is a Senior Portfolio Manager at Clinton.

On the initial closing date of the transactions contemplated by the Subscription Agreement (the “Initial Closing Date”), we will enter into a Capacity and Services Agreement (the “Capacity and Services Agreement”) with Clinton and North Stars. The Capacity and Services Agreement provides that, for a period of five years from the Initial Closing Date (the “Initial Term”), North Stars may place under Clinton’s management cash, to be held in a private investment fund or similar investment vehicle sponsored by North Stars or a managed account established by North Stars, to be managed by Clinton on a discretionary basis, subject to North Stars’s supervision, using Clinton’s quantitative equity strategy, split evenly between long and short, with a leverage ratio not to exceed five times on either side of such split (the “Investment Management Services”). These characteristics of the Investment Management Services may be altered by agreement between Clinton and North Stars, subject to the approval of our Board.

Under the terms of the Capacity and Services Agreement, North Stars and its third-party investors may invest an amount with Clinton not to exceed $1 billion (the “Capacity”), which aggregate amount includes our investment in Clinton Lighthouse Equity Strategies Fund (Offshore), Ltd. (“Clinton Lighthouse”), subject to certain adjustments. As of November 22, 2016, we made $31.5 million in net capital contributions to Clinton Lighthouse, which is net of our $3.5 million redemption from Clinton Lighthouse subsequent to our initial investment. Under the Capacity and Services Agreement, our investment in Clinton Lighthouse will not incur any fees following the Initial Closing Date. Our investment in Clinton Lighthouse may be redeemed by the Company in accordance with Clinton Lighthouse’s fund documents which provide for daily liquidity, subject to certain ordinary course restrictions. The amount of utilized Capacity will be based on the fair value of the amount invested, as calculated by a nationally-recognized third-party fund administrator and based on Clinton’s valuation policies and U.S. generally accepted accounting principles.

We have agreed to issue to Clinton, as consideration for the Capacity and Services (as defined below), 12,500,000 shares of Common Stock (the “Initial Capacity Shares”) on the Initial Closing Date, as adjusted for any stock splits, stock dividends, stock combinations, reclassifications or similar transactions, pursuant to, and subject to the terms and conditions of the Subscription Agreement. If desired and approved by our Board, we may increase the Capacity by any amount up to an additional $500 million for a maximum Capacity of up to $1.5 billion (the “Capacity Expansion”). In the event we increase the Capacity by any amount beyond $1 billion, we have agreed to issue an additional 2,500,000 shares of Common Stock to Clinton (the “Subsequent Capacity Shares” and together with the Initial Capacity Shares, the “Capacity Shares”), as adjusted for any stock splits, stock dividends, stock combinations, reclassifications or similar transactions, pursuant to, and subject to the terms and conditions of the Subscription Agreement, which would occur on a subsequent closing date (the “Subsequent Closing”).

Clinton has agreed to a three-year lock-up with respect to the Initial Capacity Shares and Subsequent Capacity Shares, if any, beginning on each of the Initial Closing Date and the date of the Subsequent Closing (the “Subsequent Closing Date”), respectively.

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On the Initial Closing Date, we will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with Clinton relating to the registration of the resale of the Capacity Shares, which is described below.

In considering the transactions contemplated by the Subscription Agreement and the Capacity and Services Agreement, our Board formed a special committee (the “Special Committee”) of independent members of the Board, consisting of directors who are not directly or indirectly affiliated with Clinton and who are not members of our management. The members of the Special Committee are Alex Spiro, who serves as its Chair, Tracy McKibben, Donald H. Putnam and Robert Searing. The Special Committee was formed to (i) review and evaluate the terms and conditions and determine the advisability of the transactions contemplated by the Subscription Agreement, the Capacity and Services Agreement and the Registration Rights Agreement (collectively, the “Transaction Documents”), (ii) consider whether there were alternatives to the transactions contemplated by the Transaction Documents that would be in the best interests of the Company (each an “alternative transaction”), (iii) review and evaluate the terms and conditions and determine the advisability of any alternative transaction, (iv) if the Special Committee deemed it appropriate or advisable, negotiate the price, structure, form, terms and conditions of the transactions contemplated by the Transaction Documents or any alternative transaction, as well as any related agreements, (v) after obtaining full knowledge of the material facts, determine whether any such transaction is fair, just and reasonable to, and in the best interests of the Company; and (vi) if the Special Committee deemed it appropriate or advisable, recommend to the entire Board what action, if any, should be taken by the Company with respect to the transactions contemplated by the Transaction Documents or any alternative transaction. The Special Committee engaged separate legal counsel and Keefe, Bruyette & Woods, Inc. and Cypress Partners LLC to serve as its financial advisors. The Special Committee determined that the transactions contemplated by the Transaction Documents are fair, just and reasonable to, and in the best interests of, the Company and recommended to the Board that it approve the Company’s entry into the Transaction Documents.

Our Board approved the transactions contemplated by the Transaction Documents, subject to applicable stockholder approval. In making such approval, our Board determined that the transactions contemplated by the Transaction Documents will not be deemed to result in Clinton becoming an “Acquiring Person” or give rise to a “Triggering Event” or a “Distribution Date,” as such terms are defined in the 382 Rights Agreement, dated as of August 7, 2016 (the “382 Rights Agreement”), by and between the Company and Wells Fargo Bank, N.A. In reaching such determination, our Board determined that the transactions contemplated by the Transaction Documents will not, directly or indirectly, jeopardize or endanger the availability to the Company of the “Tax Benefits,” as such term is defined in the 382 Rights Agreement. We qualify the foregoing summary of the 382 Rights Agreement in its entirety by reference to the actual 382 Rights Agreement, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2016 and is incorporated herein by reference.

The closing of the transactions contemplated by the Subscription Agreement on the Initial Closing Date (the “Initial Closing”) is subject to certain conditions described in the Subscription Agreement. At the Initial Closing, the Initial Capacity Shares will be issued and the Capacity and Services Agreement and Registration Rights Agreement described below will be executed. The Subsequent Closing, if any, will be subject to, among other things, there having been no material adverse changes from the Initial Closing. These conditions include the following:

•	Stockholder Approval. The Common Stock is listed on the New York Stock Exchange (the “NYSE”) and is subject to the rules set forth in the NYSE Listed Company Manual (the “NYSE Rules”). Section 312 of the NYSE Rules (“NYSE Rule 312”) requires stockholder approval prior to the issuance of Common Stock: (1) to a “related party” or any company or entity in which a “related party” has a substantial direct or indirect interest (as defined in NYSE Rule 312) if the number of shares of Common Stock to be issued exceeds either 1% of the number of shares of Common Stock or 1% of the voting power outstanding before the issuance; (2) if the number of shares of Common Stock to be issued equals or exceeds 20% of the number of shares of Common Stock outstanding prior to the issuance or if the number of votes entitled to be cast by such shares of Common Stock equals or exceeds 20% of the voting power outstanding prior to the issuance; or (3) if the issuance will result in a change of control. Because the issuance of the Capacity Shares will satisfy each of the foregoing criteria, the Company must obtain approval of its stockholders to issue the Capacity Shares. As a result, the Initial Closing is subject to the condition that the Company obtain stockholder approval of the issuance of the Capacity Shares. The Company intends to hold a special meeting of the stockholders to seek such approval.

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•	Clinton Lighthouse. The Initial Closing is subject to the condition that the Company pay all fees, expenses and other amounts owned pursuant to the letter agreement, dated as of April 29, 2016, by and between the Company and Clinton regarding Clinton Lighthouse. As of November 22, 2016, the Company owes $499,042 pursuant to the letter agreement.

Under the Subscription Agreement, in the event we are unable to obtain the requisite stockholder approval of the issuance of the Capacity Shares to Clinton by February 15, 2017, we have agreed to pay Clinton a $500,000 break-up fee. In addition, the Subscription Agreement provides that we must pay Clinton a $1,500,000 break-up fee if we elect to not consummate the Initial Closing in the event we enter into an agreement for the provision by a third-party registered investment adviser to North Stars of services that are comparable to the Services (as defined below) which we and our Board determine to be more favorable to North Stars than the terms of the Capacity and Services Agreement.

The Subscription Agreement contains customary representations and warranties of the Company and Clinton.

Under the Subscription Agreement, we have agreed to indemnify Clinton and any holder of Capacity Shares and certain of their respective related parties for any losses relating to (i) our misrepresentation or breach of any representation or warranty in the Subscription Agreement or Registration Rights Agreement, (ii) our breach of any of our covenants contained in the Subscription Agreement or Registration Rights Agreement or (iii) any third-party claim arising out of resulting from the execution, delivery, performance or enforcement of the Subscription Agreement or Registration Rights Agreement. With respect to the losses described in (iii), we will not be obligated to indemnify such parties for the first $400,000 incurred. We have also agreed that the aggregate amount of our indemnity will be capped at a dollar amount equal to the number of Initial Capacity Shares multiplied by the closing price of our Common Stock on the Initial Closing Date plus, to the extent liabilities subject to our indemnification obligation were incurred on or prior to the Subsequent Closing Date, the number of Subsequent Capacity Shares multiplied by the closing price of our Common Stock on the Subsequent Closing Date.

If approved by our Board, we may extend the Initial Term under the Capacity and Services Agreement for two subsequent one-year periods (each, a “Capacity Extension” and, collectively with the Initial Term, the “Term”). In such event, we have agreed to pay Clinton $1.75 million for the first Capacity Extension (or $2.5 million if we have previously opted for the Capacity Expansion) and an additional $1.75 million for the second Capacity Extension (or $2.5 million if we have previously opted for the Capacity Expansion), or a maximum of $5 million in the aggregate.

Clinton has agreed, during the Term and for a subsequent three-month transition period, to consult with North Stars regarding the responsibilities North Stars will retain with respect to the Capacity (the “Capacity-Related Consultation Services”), which are operations and management, account reconciliation, profit and loss reporting, position monitoring, cash management, collateral management, liaising with the administrator, counsel and auditor to be engaged by North Stars, fund formation documentation, regulatory filings, information technology and investor relations. Clinton has also agreed to consult with North Stars regarding North Stars’s management and compliance functions for up to one year commencing no later than 90 days from the Initial Closing Date (the “Launch-Related Services” and, together with the Investment Management Services and the Capacity-Related Consultation Services, the “Services”). Clinton will be responsible for its own operating and overhead expenses and any expenses attributable to the Capacity and Services (other than reasonable legal, marketing, administrative, accounting and research costs and expenses, excluding data, which costs will be reimbursed by North Stars), attributable to Clinton’s performance of the Services and provision of the Capacity.

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Pursuant to the terms of the Capacity and Services Agreement, North Stars’s initial board of directors will be comprised of Joseph A. De Perio, the Non-Executive Chairman of our Board and a Senior Portfolio Manager at Clinton, Daniel Strauss, a Portfolio Manager at Clinton, Donald H. Putnam, a member of our Board, Alex Spiro, a member of our Board and Chair of its Special Committee, and one additional or substitute director agreed upon by the Company, North Stars and Clinton.

Clinton has agreed that during the Term it will not provide opportunities or services substantially similar to the Capacity-Related Consultation Services to any other publicly-traded or quoted entity or their affiliates. Clinton has agreed that it will not knowingly, without North Stars’s consent, accept any investments in any investment vehicle or account managed by Clinton or its affiliates directly from North Stars’s third-party clients with whom Clinton does not have a pre-existing relationship.

We may terminate the Capacity and Services Agreement if (i) Clinton’s registration as an investment adviser with the SEC is revoked, suspended, terminated, not renewed, limited or qualified, (ii) Clinton sells or transfers its advisory business or all or a substantial portion of its assets, trading systems or methods or goodwill to a third-party that is not an affiliate of Clinton, (iii) Clinton fails to perform its obligations under the Transaction Documents, (iv) Clinton engages in fraud or embezzlement in connection with the Services, (v) Clinton acts with gross negligence or willful misconduct in connection with the Services or (vi) Clinton enters bankruptcy or similar proceedings. If we terminate the Capacity and Services Agreement due to either of the reasons specified in clauses (i) or (vi) of the preceding sentence, Clinton will be obligated to pay us $2 million.

Clinton may terminate the Capacity and Service Agreement if (i) North Stars fails to comply with law or we fail to inform Clinton that the Company or North Stars has become subject to certain types of legal proceedings, (ii) if, at such time when North Stars is required to be registered as an investment adviser, North Stars is not so registered or, if after and during such time when North Stars is required to be registered as an investment adviser, North Stars’s registration as an investment adviser with the applicable state securities authority or the SEC is revoked, suspended, terminated, not renewed, limited or qualified, (iii) North Stars sells or transfers its advisory business or all or a substantial portion of its assets, trading systems or methods or goodwill to a third-party that is not an affiliate of the Company, (iv) the Company or North Stars fails to perform its obligations under the Transaction Documents; or (v) the Company or North Stars enters bankruptcy or similar proceedings.

The Capacity and Services Agreement contains customary representations and warranties of the Company, North Stars and Clinton.

Pursuant to the Capacity and Services Agreement, the Company, North Stars and Clinton will agree to certain mutual confidentiality covenants for a period lasting until two years after the termination of the Capacity and Services Agreement.

Under the Capacity and Services Agreement, we will agree that Clinton and certain parties related to Clinton will not be liable for damages to the Company or our stockholders for any action taken or the failure to act on behalf of the Company within the scope of the Services unless the action or omission was performed or omitted fraudulently or constituted willful misconduct or gross negligence. In addition, Clinton will agree that the Company, North Stars and certain parties related to the Company will not be liable for damages to Clinton or its affiliates for any action taken or the failure to act pursuant to the Capacity and Services Agreement unless the action or omission was performed or omitted fraudulently or constituted willful misconduct or gross negligence.

Under the Capacity and Services Agreement, we will agree to indemnify Clinton and certain parties related to Clinton for any losses arising out of the Capacity and Services, provided that the losses did not result from the fraud, gross negligence or willful misconduct of Clinton or such related parties. Clinton will agree to indemnify the Company, North Stars and certain parties related to the Company from any losses arising out of the fraud, gross negligence or willful misconduct of Clinton or its related parties.

We qualify the foregoing summaries of the Subscription Agreement and the Capacity and Services Agreement in their entirety by reference to the actual agreements. A copy of the Subscription Agreement is filed herewith as Exhibit 10.2, and the form of the Capacity and Services Agreement is attached as an exhibit to the Subscription Agreement.

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Registration Rights Agreement

We will agree, subject to the terms and conditions of the Registration Rights Agreement, to file a resale shelf registration statement covering the Initial Capacity Shares (the “Initial Registration Statement”) by the date which is 150 calendar days immediately preceding the third anniversary of the Initial Closing Date and will agree to file a resale shelf registration statement covering the Subsequent Capacity Shares, if any (the “Subsequent Registration Statement”), by the date which is 150 calendar days immediately preceding the third anniversary of the Subsequent Closing Date. The Company must use its reasonable best efforts to have the Initial Registration Statement declared effective by the SEC by no later than the earlier of the third anniversary of the Initial Closing Date and the fifth business day after the date the Company is notified by the SEC that the Initial Registration Statement will not be reviewed or will not be subject to further review. If applicable, the Company must use its reasonable best efforts to have the Subsequent Registration Statement declared effective by the SEC by no later than the earlier of the third anniversary of the Subsequent Closing Date and the fifth business day after the date the Company is notified by the SEC that the Subsequent Registration Statement will not be reviewed or will not be subject to further review.

We qualify the foregoing summary of the Registration Rights Agreement in its entirety by reference to the actual agreement. A copy of the form of Registration Rights Agreement is attached as an exhibit to the Subscription Agreement, which is filed herewith as Exhibit 10.2.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference. The Capacity Shares issuable in connection with the Subscription Agreement, Warrants issuable in connection with the Stock Purchase Agreement and the Common Stock underlying the Warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the registration requirements as provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with our entry into the Stock Purchase Agreement, Robert B. Fernander, our Interim Chief Executive Officer, will continue his employment with the Company on a month-to-month basis until the SPA Closing, at which point he will also take on the role of serving as Nexsan’s Interim Chief Executive Officer.

Second Amendment of Employment Agreement

On November 22, 2016, the Company and Mr. Fernander entered into a Second Amendment (the “Employment Agreement Amendment”) of the Employment Agreement, dated October 14, 2015, as amended by the Renewal, Extension and Amendment, dated October 14, 2016, by and between Mr. Fernander and the Company (the “Employment Agreement”).

The Employment Agreement Amendment provides for Mr. Fernander’s continued employment with the Company on a month-to-month basis. Mr. Fernander will continue to receive a base salary at an annual rate of $600,000 from the Company, but upon the SPA Closing his base salary will be lowered to an annual rate of $50,000. If Mr. Fernander’s employment with the Company terminates for any reason on or after the SPA Closing, Mr. Fernander will resign as a member of our Board.

The Employment Agreement Amendment provides that Mr. Fernander will be eligible to receive a fee if he and Geoff Barrall, our Chief Technology Officer, directly secure an offer for the purchase of Nexsan pursuant to the Go-Shop Period described above, other than by any party that has executed a letter of intent with the Company with respect to such purchase prior to the date of the Employment Agreement Amendment, that is accepted and consummated during the period between the date of execution of the Stock Purchase Agreement and the SPA Closing. Such fee will be equal to 3% of the market value of Nexsan after taking into account both holders of debt and equity and will be divided evenly between Messrs. Fernander and Barrall.

The foregoing description of the Employment Agreement Amendment is qualified in its entirety by reference to the text of the Employment Agreement Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference. Subject to the terms provided by the Employment Agreement Amendment, the employment of Mr. Fernander will continue to be governed by the Employment Agreement, which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2015 and incorporated herein by reference.

9

Nexsan Employment Agreement

On November 22, 2016, the Company, Mr. Fernander and Nexsan entered into an Employment Agreement (the “Nexsan Employment Agreement”) appointing Mr. Fernander as the Interim Chief Executive Officer of Nexsan, subject to and commencing on the SPA Closing.

The Nexsan Employment Agreement has a term of six months from the SPA Closing and provides that Mr. Fernander will receive an initial annual base salary of $600,000, one-third of which is payable by the Company and two-thirds of which is payable by Nexsan.

The Nexsan Employment Agreement provides that Mr. Fernander will be eligible to receive a fee, subject to certain conditions relating to Mr. Fernander’s continued employment with Nexsan, upon the occurrence of certain change in control or liquidity events at Nexsan, such as a sale of Nexsan or the registered public offering of its equity securities. Such fee will be equal to 3% of the market value of Nexsan, after taking into account both holders of debt and equity, and will be payable in equal halves by Nexsan and the Company.

The Nexsan Employment Agreement also provides that if Mr. Fernander’s employment with Nexsan is terminated by Nexsan without “cause,” if Mr. Fernander resigns for “good reason” (as such terms are defined in the Nexsan Employment Agreement) or upon the expiration of the term thereof, Mr. Fernander will be entitled to receive a lump sum severance payment of $450,000, payable in equal halves by Nexsan and the Company (or solely by the Company in the event of a termination due to the expiration of the term). Upon the SPA Closing, Nexsan and the Company will each deposit the gross amounts of their respective portions of the severance payment in escrow.

The foregoing description of the Nexsan Employment Agreement is qualified in its entirety by reference to the text of the Nexsan Employment Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 hereto is a presentation that representatives of the Company plan to use with investors relating to the transactions described in this Current Report on Form 8-K.

Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On November 14, 2016, our Board authorized a share repurchase program under which we may repurchase up to 5 million of our outstanding shares of Common Stock. Under the share repurchase program, we may repurchase shares from time to time using a variety of methods, which may include open market transactions and privately negotiated transactions. This authorization replaces the Board’s previous share repurchase authorization from May 2, 2012.

To the extent we repurchase shares, and the timing and manner of such repurchases, will depend on a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by our Audit and Finance Committee. We are not obligated to repurchase any specific number of shares under the repurchase program, and repurchases may be suspended or discontinued at any time without prior notice. We expect to finance the repurchases with existing cash balances.

10

Additional Information About the Transaction and Where to Find It

In connection with the proposed issuance of Capacity Shares and the transactions contemplated by the Stock Purchase Agreement (the “SPA Transaction”), the Company intends to file with the SEC a preliminary proxy statement. When completed, the Company will mail a definitive proxy statement and other relevant documents to its stockholders in connection with its solicitation of proxies for the special meeting of stockholders to be held to approve the proposed issuance of Capacity Shares and the SPA Transaction. This Current Report on Form 8-K does not contain all the information that should be considered concerning the proposed issuance of Capacity Shares and the SPA Transaction. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed issuance of Capacity Shares or the SPA Transaction. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and definitive proxy statement in connection with the Company’s solicitation of proxies for the special meeting to be held to approve the proposed issuance of Capacity Shares and the SPA Transaction, as these materials will contain important information about the Company, the proposed issuance of Capacity Shares and the SPA Transaction. The definitive proxy statement will be mailed to stockholders of the Company as of a record date to be established for voting on the proposed issuance of Capacity Shares and the SPA Transaction. Stockholders will also be able to obtain copies of the proxy statement and other documents filed with the SEC that will be incorporated by reference in the proxy statement, without charge, once available, at the SEC’s web site at (www.sec.gov), or by directing a request to: Imation Corp., 1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128, Attn: Corporate Secretary, (651) 704-4000.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed issuance of Capacity Shares and the SPA Transaction. Information regarding the special interests of these directors and executive officers in the proposed issuance of Capacity Shares will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which is available free of charge at the SEC web site (www.sec.gov) and at the address described above and will also be included in the definitive proxy statement for the proposed issuance of Capacity Shares and the SPA Transaction when available.

Forward Looking Statements

This Current Report on Form 8-K may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements with respect to the transactions contemplated by the Transaction Documents, the SPA Transaction and potential repurchases of our Common Stock are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Subscription Agreement or Stock Purchase Agreement, (2) the outcome of any legal proceedings that may be instituted against the Company or others following announcement of the transactions contemplated by the Transaction Documents or Stock Purchase Agreement; (3) the inability to complete the transactions contemplated by the Transaction Documents or Stock Purchase Agreement due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Subscription Agreement or Stock Purchase Agreement, (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Transaction Documents or Stock Purchase Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed transactions; (7) costs related to the proposed transactions; (8) changes in applicable laws or regulations; (9) the possibility that Clinton may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed issuance of Capacity Shares and SPA Transaction, including those under “Risk Factors” therein, and other filings with the SEC by the Company. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

11

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy the Capacity Shares or any other security. The Capacity Shares have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMATION CORP.

Dated: November 22, 2016	By:	/s/ Danny Zheng
	Name:	Danny Zheng
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1*	Stock Purchase Agreement, dated as of November 22, 2016, by and between the Company and NXSN Acquisition Corp.
10.2	Subscription Agreement, dated as of November 22, 2016, by and between the Company and Clinton Group, Inc.
10.3	Second Amendment to Employment Agreement, dated as of November 22, 2016, by and between the Company and Robert B. Fernander.
10.4	Employment Agreement, dated as of November 22, 2016, by and among Nexsan Corporation, Robert B. Fernander and the Company.
99.1	Investor Presentation.

* The schedules and certain exhibits to this Exhibit have been omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish suplementally copies of such omitted schedules and exhibits to the SEC upon request.